Exhibit 99.2

Ocean Power Technologies Signs Agreement with AltaSea to Advance Wave Power Projects

Will explore opportunities to advance Blue Economy projects

MONROE TOWNSHIP, NJ, July 9, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has signed a Memorandum of Understanding (MOU) with AltaSea at the Port of Los Angeles (AltaSea). The joint aim is to explore exciting opportunities within the Blue Economy. This agreement follows a recent visit to AltaSea by Philipp Stratmann, CEO and President of OPT.

Philipp Stratmann, CEO and President of OPT, expressed his enthusiasm about this MOU, stating, “As we continue our growth, we are excited to partner with AltaSea to explore supporting the group of companies developing and deploying marine energy and Blue Economy technologies and projects here in the Port of Los Angeles. We are also excited about the opportunities for staging our renewable energy PowerBuoys and WAM-V unmanned surface vehicles at AltaSea for other projects in the Pacific Ocean.”

Jade Clemons, Director of the Blue Sustainable Economy Alliance at AltaSea, shared, “We couldn’t be more pleased to welcome OPT to the AltaSea wave and tidal energy coalition. There’s extraordinary potential, and extraordinary need, for marine energy in California as the state strives to meet its clean energy goals. The experience and expertise OPT brings to the space will be valuable to advancing the industry as a whole statewide.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

About AltaSea at the Port of Los Angeles

AltaSea at the Port of Los Angeles, located on 35 acres at North America’s leading seaport by both container volume and cargo value, is an ocean technology campus that has become the hub for marine science, research, and education. AltaSea has 27 tenants exclusively focused on ocean innovation and research collaborations with numerous colleges and universities, including USC and UCLA – all finding solutions to climate change through the ocean. AltaSea is dedicated to accelerating scientific collaboration, advancing an emerging blue economy through business innovation and job creation, and inspiring the next generation, all for a more sustainable, just, and equitable world.

For more information on AltaSea, please visit: https://altasea.org.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the success of our new AltaSea relationship, the continued success of its vehicles and PowerBuoys. the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com